EXHIBIT 16.1

                     [PRAGER METIS CPAS, LLC LETTERHEAD]




July 17, 2020


Office of the Chief Accountant
U. S. Securities  and  Exchange  Commission
100 F Street, NE
Washington,  DC  20549



Dear Sir/Madam:


We have read the statements included under Item 4.01 in the Form 8-K dated July 17, 2020 of Strategic Acquisitions, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.


Very  truly  yours,

/s/ Prager Metis CPAs, LLC

Prager Metis CPAs, LLC
Las Vegas, Nevada